                                                                            11.1

                                  ARQULE, INC.

       STATEMENT RE COMPUTATION OF UNAUDITED NET INCOME (LOSS) PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                               1998        1999       2000
                                                              -------    --------    -------
                                                                       (UNAUDITED)
Net income (loss)...........................................  $(6,462)   $(17,433)   $ 3,855
                                                              -------    --------    -------
Weighted average shares outstanding:
  Common stock..............................................   12,031      12,606     13,911
Weighted average common shares outstanding..................   12,031      12,606     13,911
                                                              =======    ========    =======
Basic net income (loss) per share...........................  $ (0.54)   $  (1.38)   $  0.28
                                                              =======    ========    =======

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                               1998        1999       2000
                                                              -------    --------    -------
                                                                       (UNAUDITED)
Net income (loss)...........................................  $(6,462)   $(17,433)   $ 3,855
                                                              -------    --------    -------
Weighted average shares outstanding:
  Common stock..............................................   12,031      12,606     13,911
  Common stock equivalents..................................       --          --      1,297
Weighted average common shares and equivalents
  outstanding...............................................   12,031      12,606     15,208
                                                              =======    ========    =======
Diluted net income (loss) per share.........................  $ (0.54)   $  (1.38)   $  0.25
                                                              =======    ========    =======

                                       II-1